JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons and or parties named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of AIS Holdings Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. This Joint Filing Agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: May 21, 2025	Takehiro Abe, Individually By: /s/ Takehiro Abe Name: Takehiro Abe

LD Square Co., Ltd. By: /s/ Takehiro Abe Name: Takehiro Abe Title: Officer

LD Square LLC By: /s/ Takehiro Abe Name: Takehiro Abe Title: Officer

TOMOKOTA Ltd. By: /s/ Takehiro Abe Name: Takehiro Abe Title: Officer

Tomokotakehiro Ltd. By: /s/ Takehiro Abe Name: Takehiro Abe Title: Officer